Page 12 of 30 Pages

                                    EXHIBIT A

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of Medical Nutrition USA, Inc., dated as of September 8, 2004, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  September 8, 2004             MHR CAPITAL PARTNERS LP

                                     By:  MHR Advisors LLC,
                                          its General Partner

                                     By:  /s/ Hal Goldstein
                                          -------------------------
                                          Hal Goldstein,
                                          Vice President


                                     MHR ADVISORS LLC

                                     By:  /s/ Hal Goldstein
                                          -------------------------
                                          Hal Goldstein
                                          Vice President

                                     MARK H. RACHESKY, M.D.


                                     By:  /s/ Mark H. Rachesky, M.D.
                                          -------------------------